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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              MS ACQUISITION CORP.

                         Pursuant to Section 242 of the
         General Corporation Law of the State of Delaware (the "DGCL")

    MS Acquisition Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY:

    FIRST: That the Board of Directors of the Corporation, by written consent in lieu of a meeting dated December 31, 1998, duly adopted resolutions setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation, a copy of which is appended hereto. The resolution setting forth the proposed amendments is as follows:

         RESOLVED, that the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate") be amended as set forth in the proposed amendments to the Restated Certificate attached hereto as Exhibit A (the "Amendments").

         FURTHER RESOLVED, that the Board of Directors of the Corporation, declaring the advisability of the foregoing resolution, hereby submits the Amendments to the stockholders of the Corporation for their approval in accordance with Section 242 of the DGCL.

         FURTHER RESOLVED, that if the stockholders of the Corporation adopt the Amendments, the Chief Executive Officer, President, any Vice President, and Secretary of the Corporation (the Proper Officers) be, and each hereby is, authorized, empowered and directed, acting alone or with one or more other Proper Officers, to execute and acknowledge a copy of the Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation (the "Certificate of Amendment"), in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to cause such duly executed and acknowledged Certificate of Amendment together with the Amendments to be filed, together with any taxes and fees payable thereon, with the office of the Delaware Secretary of State all in accordance with the DGCL. The terms "execute(d)," "acknowledge(d)" and "filed" having such meanings as set forth in Section 103 of the DGCL.

    SECOND: That the stockholders of the Corporation duly approved such proposed amendment by written consent in accordance with the provisions of Section 228 of the DGCL.

    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

                                   * * * * *
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    IN WITNESS WHEREOF, MS Acquisition Corp. has caused this Certificate of
Amendment to be signed in its name and on its behalf by its President and attested by its Secretary as of this 12th day of May, 1999.

                                             MS ACQUISITION CORP.


                                             By: /s/ Francis Barge
                                                 ---------------------
                                                 Name: Francis Barge
                                                 Its: President


ATTEST:


By: /s/ Harold A. Brown
    -----------------------------
    Name: Harold A. Brown
    Its: Secretary





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                                                                       EXHIBIT A

              AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION

1. Article FIRST of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

         "The name of the corporation is Trianon Industries Corp. (hereinafter the "Corporation")."

2. The first sentence of Article FOURTH of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

         "The total number of shares of capital stock which the Corporation shall have authority to issue is 22,675,000 shares, consisting of 20,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"); and 2,675,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock")."

3. The fifth sentence of Article FOURTH of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

         "The Preferred Stock will consist of:

              (a) 405,000 shares of a class of Preferred Stock constituting Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock");

              (b) 270,000 shares of a class of Preferred Stock constituting Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"); and

              (c) 2,000,000 shares of a class of Preferred Stock constituting New Preferred Stock, par value $.01 per share, in one or more series, the terms of which may be set forth by resolution of the Board of Directors, as provided by Section 1(b) of Part III of Article FOURTH (the "New Preferred Stock")."

4. The second sentence of Section 1(a) of Part III of ARTICLE FOURTH of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

         "The Corporation is authorized to issue a class of Preferred Stock designated as "Series A Preferred Stock" consisting of 405,000 shares and a class of Preferred Stock designated as "Series B Preferred Stock" consisting of 270,000 shares."




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5.       The following sentence is added to Section 1(d) of Part III of ARTICLE
FOURTH of the Restated Certificate of Incorporation as the fourth sentence thereof:

         "Notwithstanding the foregoing, the Corporation may pay dividends on the Series A Preferred, in lieu of cash dividends thereon, by the issuance of additional shares of Series A Preferred Stock pursuant to
         Section 2 of this Part III."

6. Section 2 of Part III of ARTICLE FOURTH of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

         "Dividends.

              (a) When, as and if declared by the Board of Directors, to the extent funds are legally available therefor, dividends will be payable on each Share, in cash, as provided herein. Dividends on the Shares will be payable at a rate per annum equal to eleven percent (11%) of the Stated Value thereof (the "Dividend Rate"). Such dividends shall be payable semi-annually on the 13th day of February and August of each year, commencing on February 13, 1997 with respect to the Series A Preferred Stock and on the first 13th day of February or August to occur subsequent to the Series B Accrual Date with respect to the Series B Preferred Stock (each such date hereinafter referred to as a "Dividend Payment Date" and each such dividend period hereinafter referred to as a "Dividend Period"), except that if such date is not a Business Day, then such dividend shall be payable on the next succeeding Business Day, to the holders of record as they appear on the register of the Corporation for the Shares.

              (b) In the sole discretion of the Board of Directors, any dividends accruing on shares of Series A Preferred Stock may be paid, in lieu of cash dividends, by the issuance of additional shares of Series A Preferred Stock (including fractional shares) having an aggregate Stated Value at the time of such payment equal to the amount of the dividend to be paid (a "PIK Dividend Payment"); provided that if the Corporation pays less than the total amount of dividends then accrued on the Series A Preferred Stock in the form of additional shares of Series A Preferred Stock, such payment in shares shall be made pro rata to the holders of Series A Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of Series A Preferred Stock held by such holder."

7. The first sentence of Section 3(b) of Part III of ARTICLE FOURTH of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

         "To the extent not paid on any Dividend Payment Date, all dividends which have accrued on any Shares then outstanding during the period from and including the preceding Dividend Payment Date (or from and including the Date of Issuance or the Series B Accrual Date, as the case may be, for such Shares in the case of the initial Dividend Payment Date for such Shares) to (but excluding) such Dividend Payment Date shall be added on such Dividend Payment Date to the Preferred Liquidation Value of such Shares (so that, without limitation, dividends shall thereafter accrue in respect of the amount of such accrued but unpaid dividends) and shall remain a part thereof until (but only until) such dividends are paid including payment pursuant to a PIK Dividend Payment."

8. Section 3(c) of Part III of ARTICLE FOURTH of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

         "Priority for Shares. For so long as any Shares shall be outstanding, no dividend or distribution, whether in cash, stock or other property, shall be paid, declared and set apart for payment or made on any date on or in respect to the Common Stock, or any other class or series of stock of the Corporation ranking junior to the Shares (together with the Common Stock, a "Junior Stock") as to dividends or distributions of assets upon liquidation, dissolution or winding-up, and no payment on account of the redemption, purchase or other acquisition or retirement for value by the Corporation of shares of Common Stock or any other Junior Stock shall be made on any date




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         unless, in each case, the full amount of unpaid dividends accrued on all outstanding Shares shall have been paid or contemporaneously are declared and paid and all Shares issued as a PIK Dividend Payment are redeemed by the Corporation pursuant to Section 4 of Part III; provided, however, that the foregoing provisions of this sentence shall not prohibit (i) a dividend payable solely in shares of Common Stock or any other Junior Stock, (ii) the acquisition of any shares of any Common Stock or any other Junior Stock upon conversion or exchange thereof into or for any shares of any other class of Common Stock or other Junior Stock or (iii) the acquisition of any shares of Common Stock pursuant to the Stockholders Agreement."

9. The second sentence of Section 4(a) of Part III of ARTICLE FOURTH of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

         "On any Business Day, the Corporation, at its option, may redeem at the Redemption Price therefor all of the issued and outstanding Shares issued as a PIK Dividend Payment and on any Business Day prior to February 13, 2007, the Corporation, at its option, may redeem at the Redemption Price therefor all of the issued and outstanding Shares."